BY-LAWS
	OF
	PPA TECHNOLOGIES, INC.


	ARTICLE I - OFFICES

     1.	 The registered office of the corporation
shall be as designated in the Certificate of
Incorporation of PPA Technologies, Inc. (hereinafter
referred to as "PPA" or the "corporation"), unless
changed by resolution of the corporation's Board of
Directors.
     2.	 The corporation may also have offices at
such other places as-the Board of Directors may from time to time appoint or the business of the corporation may require.

	ARTICLE II - SEAL
     1.  The corporate seal shall have inscribed
thereon the name of the corporation, the year of its organization and the words "Corporate Seal, New
Jersey".

	ARTICLE III - SHAREHOLDERS' MEETING
     1.  Meetings of the shareholders shall be held at
the office of the corporation at 400 Grove Street,
Glen Rock, New Jersey, or at such other place or
places, either within or without the State of New
Jersey, as may from time to time be selected.
     2.  The annual meeting of the shareholders, shall
be held on the second Saturday of February in each
year, if not a legal holiday, and if a legal holiday,
then on the next secular day following at 10:00
o'clock a.m. when they shall elect a Board of
Directors, and transact such other business as may
properly be brought before the meeting.  If the annual
meeting shall not be called and held during any
calendar year, any shareholder may call such meeting
at any time thereafter.
     3.	 The presence, in person or by proxy, of
shareholders entitled to cast at least a majority of
the votes which all shareholders are entitled to cast
on the particular matter shall constitute a quorum for
the purpose of considering such matter, and, unless
otherwise provided by statute, the acts, at a duly
organized meeting, of the shareholders present, in
person or by proxy, entitled to cast at least a
majority of the votes which all shareholders present
are entitled to cast shall be the acts of the
shareholders.  The shareholders present at a duly
organized meeting can continue to do business until
adjournment, notwithstanding the withdrawal of enough
shareholders to leave less than a quorum.
Adjournment, or adjournments, of any annual or special
meeting may be taken but any meeting at which
directors are to be elected shall be adjourned only
from day to day, or for such longer periods not
exceeding fifteen days each, as may be directed by
shareholders who are present in person or by proxy and
who are entitled to cast at least a majority of the
votes which all such shareholders would be entitled to
cast at an election of directors until such directors
have been elected.  If a meeting cannot be organized
because a quorum has not attended, those present may,
except as otherwise provided by statute, adjourn the
meeting to such time and place as they may determine,
but in the case of any
meeting called for the election of directors, those
who attend the second of such adjourned meetings,
although less than a quorum, shall nevertheless
constitute a quorum for the purpose of electing
directors.
	4.  Every shareholder entitled to vote at a
meeting of shareholders, or to express consent or
dissent to corporate action in writing without a
meeting, may authorize another person or persons to
act for him by proxy.  Every proxy shall be executed
in writing by the shareholders, or by his duly
authorized attorney in fact, and filed with the
Secretary of the corporation.  A proxy, unless coupled
with an interest, shall be revocable at will,
notwithstanding any other agreement or any other
provision in the proxy to the contrary, but the
revocation of a proxy shall not be effective until
notice thereof has been given to the Secretary of the
corporation.  No unrevoked proxy shall be valid after
eleven months from the date of its execution, unless a
longer time is expressly provided therein, but in no
event shall a proxy, unless coupled with an interest
be voted on after three years from the date of its
execution.  A proxy shall not be revoked by the death
or incapacity of the maker unless before the vote is
counted or the authority is exercised, written notice
of such death or incapacity is given to the Secretary
of the corporation. A shareholder shall not sell his
vote or execute a proxy to any person for any sum of
money or anything of value.  A proxy coupled with an
interest shall include an unrevoked proxy in favor of
a creditor of a shareholder and such proxy shall be
valid so long as the debt owed by him to the creditor
remains unpaid.  Elections for directors need not be
by ballot, except upon demand made by a shareholder at
the election and before the voting begins.  Cumulative
voting shall not be allowed.  No share shall be voted
at any meeting upon which any installment is due and
unpaid.
     5.	 Written notice of the annual meeting shall
be given to each shareholder entitled to vote thereat,
at least ten (10) days prior to the meeting.
     6.	 In advance of any meeting of shareholders,
the Board of Directors may appoint judges of election,
who need not be shareholders, to act at such meeting
or any adjournment thereof.  If judges of election be
not so appointed, the chairman of any such meeting
may, and on the request of any shareholder or his
proxy shall, make such appointment at the meeting.
The number of judges shall be one or three.  If
appointed at a meeting on the request of one or more
shareholders or proxies, the majority of shares
present and entitled to vote shall determine whether
one or three judges are to be appointed.  On request
of the chairman of the meeting, or of any shareholder
or his proxy, the judges shall make a report in
writing of any challenge or question or matter
determined by them, and execute a certificate of any
fact found by them.  No person who is a candidate for
office shall act as a judge.
      7.	Special meetings of the shareholders may be
called at any time by the President, or the Board of
Directors, or shareholders entitled to cast at least
one-tenth of the votes which all shareholders are
entitled to cast at the particular meeting.  At any
time, upon written request of any person or persons
who have duly called a special meeting, it shall be
the duty of the Secretary to fix the date of the
meeting, to be held not more than sixty days after the
receipt of the request, and to give due notice
thereof.  If the Secretary shall neglect or refuse to
fix the date of the meeting and give notice thereof,
the person or persons calling the meeting may do so.
     8.	Business transacted at all special meetings
shall be confined to the objects stated in the call
and matters germane thereto, unless all shareholders
entitled to vote are present and consent.
     9.	 Written notice of a special meeting of
shareholders stating the time and place and object
thereof, shall be given to each shareholder entitled
to vote thereat at least ten (10) days before such
meeting, unless a greater period of notice is required
by statute in a particular case.
     10.	 The officer or agent having charge of the
transfer books shall make at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

	ARTICLE IV - DIRECTORS
     1.	 The business of this corporation shall be
managed by its Board of Directors, which shall
initially be composed of a sole member, but which may
be increased up to eleven members.  The directors need
not be residents of this state or shareholders in the
corporation.  They shall be elected by the
shareholders, at the annual meeting of shareholders of
the corporation, and each director shall be elected
for the term of one year and until his successor shall
be elected and shall qualify.  Whenever there are
three or more shareholders, there must be at least
three directors. The number of directors may be
increased or decreased within the limits set forth
hereinabove by majority vote of the Board of
Directors.  In the event that a vacancy occurs on the
Board of Directors, the remaining directors may fill
that vacancy by appointing by majority vote a
replacement director who shall serve until his
successor is elected and qualified.
     2.	 In addition to the powers and authorities
by these ByLaws expressly conferred upon them, the
Board may exercise all
such powers of the corporation and do all such lawful
acts and things as are not by statute or by the
Articles or by these ByLaws directed or required to be
exercised or done by the shareholders.
	3. The meetings of the Board of Directors may be
held at
such place within this state, or elsewhere, as a
majority of the directors may from time to time
appoint, or as may be designated in the notice calling
the meeting.
     4.	 Each newly elected Board may meet at either
such place and time as shall be fixed by the
shareholders at the meeting at which such directors
are elected and no notice shall be necessary to the
newly elected directors in order legally to constitute
the meeting, or they may meet at such place, and time
as may be fixed by the consent of a majority of the
Board of directors.
     5.	 Regular meetings of the Board shall be held
without notice on the second Saturday in February of
each year at 10:30 a.m. at the registered office of
the corporation, or at such other time and place as
shall be determined by the Board.
     6.	 Special meetings of the Board may be called
by the President on five days notice to each director,
either personally or by mail or by telegram; special
meetings shall be called by the President or Secretary
in like manner and on like notice on the written
request of a majority of the directors in office.
     7.	A majority of the directors in office shall
be necessary to constitute a quorum for the
transaction of business, and
the Acts of a majority of the directors present at a
meeting at which a quorum is present shall be the acts
of the Board of Directors.  Any action which may be
taken at a meeting of the directors may be taken
without a meeting if a consent or consents in writing,
setting forth the action so taken, shall be signed by
all of the directors and shall be filed with the
Secretary of the corporation..
     8.	Directors as such, shall receive such
compensation for their services as, by resolution of the Board, shall be set from time to time, PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

	ARTICLE V - OFFICERS
     1.	 The executive officers of the corporation
shall be chosen by the directors and shall be a
President, Secretary and Treasurer.  The Board of
Directors may also choose a Vice President and such
other officers and agents as it shall deem necessary,
who shall hold their offices for such terms and shall
have such authority and shall perform such duties as
from time to time shall be prescribed by the Board.
Any number of offices may be held by the same person.
It shall not be necessary for the officers to be
directors.
      2.	 The salaries of all officers and agents of
the corporation shall be fixed by the Board of
Directors.
     3.	 The officers of the corporation shall hold
office for one year and until their successors are
chosen and have qualified.  Any officer or agent
elected or appointed by the Board of Directors may be
removed by the Board oi Directors whenever in its
judgment the best interests of the corporation will be
served thereby.
     4.  The President shall be the chief executive
officer of the corporation; he shall preside at all
meetings of the shareholders and directors; he shall
have general and active management of the business of
the corporation, shall see that all orders and
resolutions of the Board are carried into effect,
subject, however, to the right of the directors to
delegate any specific powers, except such as may be by
statute exclusively conferred on the President, to any
other officer or officers of the corporation.  He
shall execute bonds, mortgages and other contracts
requiring a seal, under the seal of the corporation.
He shall be EX-OFFICIO a member of all committees, and
shall have the general powers and duties of
supervision and management usually vested in the
office of President of a corporation.
     5.	 The Secretary shall attend all sessions of
the Board and all meetings of the shareholders and act
as clerk thereof, and record all the votes of the
corporation and the minutes of all its transactions in
a book to be kept for that purpose; and shall perform
like duties for all committees of the Board of
Directors when required.  He shall give, or cause to
be given, notice of all meetings of the shareholders
and of the Board of Directors, and shall perform such
other duties as may be prescribed by the Board of
Directors or President, and under whose supervision he
shall be.  He shall keep in safe custody the corporate
seal of the corporation, and when authorized by the
Board, affix the same to any instrument requiring it.
     6.	 The Treasurer shall have custody of the
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

					ARTICLE VI   VACANCIES
     1.	 If the office of any officer or agent, one
or more, becomes vacant for any reason, the Board of
Directors may choose a successor or successors, who
shall hold office for the unexpired term in respect of
which such vacancy occurred.
     2.	Vacancies in the Board of Directors,
including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

           ARTICLE VII   INDEMNIFICATION OF DIRECTORS
AND OFFICERS
	1. Every person who is or was a director, officer, employee or agent of the Corporation, or of any corporation which he has served as such at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director, officer, employee or agent of the Corporation, or such other corporation, at the time the expense or liabilities are incurred.


			ARTICLE VIII   CORPORATE RECORDS
     1.  There shall be kept at the registered office
or prin-
cipal place of business of the corporation an,
original or dupli-
cate record of the proceedings of the shareholders and
of the directors, and the original or a copy of its
By-Laws, including
all amendments or alterations thereto to date,
certified by the Secretary of the corporation.  An
original or duplicate share register shall also be
kept at the registered office or principal place of
business or at the office of a transfer agent or
registrar, giving the names of the shareholders, their
respective addresses and the number and classes of
shares held by each.
     2.	 Every shareholder shall, upon written
demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at or at its principal place of business.

ARTICLE IX - SHARE CERTIFICATES, DIVIDENDS, ETC.
	1.  The share certificates of the corporation
shall be numbered and registered in the share ledger
and transfer books of the corporation as they are
issued.  They shall bear the corporate seal and shall
be signed by the President and Secretary.
     2.	 Transfers of shares shall be made on the
books of the corporation upon surrender of the
certificates therefor, endorsed by the person named in
the certificate or by attorney, lawfully constituted
in writing.  No transfer shall be made which is
inconsistent with law.
     3.	 The Board of Directors may fix a time, not
more than fifty days, prior to the date of any meeting
of shareholders, or the date fixed for the payment of
any dividend or distribution, or the date for the
allotment of rights, or the date when any change or
conversion or exchange of shares will be made or go
into effect, as a record date for the determination of
the shareholders entitled to notice of, or to vote at,
any such meeting, or entitled to receive payment of
any such dividend or distribution, or to receive any
such allotment of rights, or to exercise the rights in
respect to any such change, conversion, or exchange of
shares.  In such case, only such shareholders as shall
be shareholders of record on the date so fixed shall
be entitled to notice of, or to vote at, such meeting
or to receive payment of such dividend, or to receive
such allotment of rights, or, to exercise such rights,
as the case may be, notwithstanding any transfer of
any shares on the books of the corporation after any
record date fixed as aforesaid.  The Board of
Directors may close the books of the corporation
against transfers of shares during the whole or any
part of such period, and in such case, written or
printed notice thereof shall be mailed at least ten
days before the closing thereof to each shareholder of
record at the address appearing on the records of the
corporation or supplied by him to the corporation for
the purpose of notice.  While the stock transfer books
of the corporation are closed, no transfer of shares
shall be made thereon.  If no record date is fixed for
the determination of shareholders entitled to receive
notice of, or vote at, a shareholders' meeting,
transferees of shares which are transferred on the
books of the corporation within ten days next
preceding the date of such meeting shall not be
entitled to notice of or to vote at such meeting.
      4.	In the event that a share certificate shall
be lost, destroyed or mutilated, a new certificate may
be issued therefor upon such terms and indemnity to
the corporation as the Board of Directors may
prescribe.
     5.	The Board of Directors may declare and pay
dividends upon the outstanding shares of the
corporation, from time to time and to such extent as
they deem advisable, in the manner and upon the terms
and conditions provided by statute and the Articles of
Incorporation.
     6.	Before payment of any dividend there may be
set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.
ARTICLE X MISCELLANEOUS PROVISIONS
	1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
     2. The fiscal year shall begin in the first day of April

each year.

      3.	Whenever written notice is required to be
given to any person, it may be given to such person,
either personally or by sending a copy thereof through
the mail, or by telegram, charges prepaid, to his
address appearing on the books of the corporation, or
supplied by him to the corporation for the purpose of
notice.  If the notice is sent by mail or by
telegraph, it shall be deemed to have been given to
the person entitled thereto when deposited in the
United States mail or with a telegraph office for
transmission to such person.  Such notice shall
specify the place, day and hour of the meeting and, in
the case of a special meeting of shareholders, the
general nature of the business, to be transacted.
     4.	 Whenever any written notice is required by
statute, or by the Articles or By-Laws of this
corporation, a waiver thereof in writing, signed by
the person or persons entitled to such notice, whether
before or after the time stated therein, shall be
deemed equivalent to the giving of such notice.
Except in the case of a special meeting of
shareholders, neither the business to be transacted at
nor the purpose of the meeting need be specified in
the waiver of notice of such meeting.  Attendance of a
person, either in person or by proxy, at any meeting
shall constitute a waiver of notice of such meeting,
except where a person attends a meeting for the
express purpose of objecting to the transaction of any
business because the meeting was not lawfully called
or convened.
     5.	One or more directors or shareholders may
participate in a meeting of the Board, of a committee
of the Board or of the shareholders, by means of
conference telephone or similar communications
equipment by means of which all persons participating
in the meeting can hear each other.
     6.	 Except as otherwise provided in the
Articles or ByLaws of this corporation, any action
which may be taken at a meeting of the shareholders or
of a class of shareholders may be taken without a
meeting, if a consent or consents in writing, setting
forth the action so taken, shall be signed by all of
the shareholders who would be entitled to vote at a
meeting for such purpose and shall be filed with the
Secretary of the corporation.
     7.	 Any payments made to an officer or employee
of the corporation such as a salary, commission,
bonus, interest, rent, or travel expense incurred by
him, which shall be disallowed in whole or in part as
a deductible expense by the Internal Revenue Service,
shall be reimbursed by such officer or employee to the
corporation to the full extent of such disallowance.
It shall be the duty of the directors, as a Board, to
enforce payment of each such amount disallowed.  In
lieu of payment by the officer or employee, subject to
the determination of the directors, proportionate
amounts may be withheld from his future compensation
payments until the amount owed to the corporation has
been recovered.
				ARTICLE XI   ANNUAL STATEMENT
	1.	The President and Board of Directors shall
present at
each annual meriting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Detectors shall deem advisable and need not be verified by a certified public accountant.

				ARTICLE XII   AMENDMENTS
     1.	 These By-Laws may be amended or repealed by
the vote of the directors entitled to cast at least a majority of the votes which all directors are entitled to cast thereon, at any regular or special meeting of the directors, duly convened after notice to the directors of that purpose.

	The By-Laws set forth hereinabove were adopted by the Board of Directors of PPA Technologies, Inc. at its organizational meeting on August 4, 1994. I hereby certify that this is a true and exact copy of said By-Laws.


	____________________________
						Gerald Sugerman
						Corporate Secretary
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